UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2004

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

371 Bel Marin Keys Boulevard, Suite 210, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (415) 506-6700

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

Exhibit 99.1	Press Release of BioMarin Pharmaceutical Inc. (the “Company”) dated August 10, 2004.

Item 12. Results of Operations and Financial Condition.

On August 10, 2004, the Company announced financial results for its second quarter and six months ended June 30, 2004. The Company’s press release issued on August 10, 2004 is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The press release includes disclosure about historical and estimated “pro forma adjusted net loss” (a non-GAAP financial measure) for all of the year 2004. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release of the non-GAAP financial measure to the most directly comparable GAAP financial measure, net loss.

The Company uses non-GAAP financial measures of its performance, including pro forma adjusted net loss, internally to evaluate its ongoing operations and to allocate resources within the organization. The Company’s management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information presented in accordance with GAAP. BioMarin computes its non-GAAP financial measure of pro forma adjusted net loss by adjusting its net loss to exclude the impact of the non-cash amounts related to accounting for the Ascent Pediatrics transaction as a business combination.

The Company’s management does not consider these charges to be a normal component of its expenses related to ongoing operations. These non-GAAP financial measures may not be consistent with the presentation of similar companies in BioMarin’s industry. However, the Company presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s operating results in a manner that focuses on what it believes to be its ongoing business operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation
(Registrant)

Date: August 10, 2004	/s/ Louis Drapeau
Louis Drapeau Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of the Registrant dated August 10, 2004